EXHIBIT 99.1
CONTACTS:

SinoHub, Inc. Nicole Cheung 0755-2601-2481 nicole@sinohub.com In the U.S.: PondelWilkinson Inc. Roger Pondel/Angie Yang 310-279-5980 investor@pondel.com

FOR IMMEDIATE RELEASE

SINOHUB COMPLETES PRIVATE OFFERING, RAISING $7.5 MILLION
TO FUND EXPANDING GROWTH OPPORTUNITIES

-- Company in Quest to Become China’s Standard Electronic Component
Supply Chain Management Platform --

LOS ANGELES and SHENZHEN, CHINA, September 10, 2008 – SinoHub, Inc. (OTCBB: SIHI), a Los Angeles-based holding company whose primary asset is SinoHub Electronics Shenzhen Limited in the People’s Republic of China, today announced that it has successfully completed a PIPE (Private Investment in Public Equity) offering, raising proceeds of US$7.5 million. International investment bank Global Hunter Securities, LLC, served as placement agent.

The company said it will use the funds to accelerate the growth of its electronic component procurement business. Already a leading company in the rapidly growing electronic component supply chain management (SCM) services field, these new funds are expected to help propel SinoHub into a dominant position in electronic component Vendor Managed Inventory (VMI), which includes procurement, fulfillment and consignment.

“SinoHub’s unique SCM platform, comprised of its online MIS solution, robust infrastructure and the company’s team of electronics specialists, solves a major problem for the electronics industry in China,” said Russell Cleveland, president of RENN Capital, lead investor for this PIPE. “By removing information, money and material flow bottlenecks in the supply chain for electronic components suppliers and electronics manufacturers, SinoHub is helping to foster the electronics manufacturing miracle that is occurring in China and allowing it to continue its rapid growth.”

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“Especially in view of the current financing environment, the commitment from RENN Capital is a testament to the uniqueness of our SCM platform and to the exciting prospects for our company,” said Harry Cochran, chief executive officer of SinoHub. “We are the first company to fully apply the principles of world-class, Internet based solutions to the electronics supply chain management field in Mainland China. Our online MIS system, SinoHub SCM™, clearly differentiates SinoHub’s solution, which makes the supply chain for China’s electronics manufacturers transparent to all participants.”

“We shipped our first order in February of 2001, and that same customer is still with us today. Clearly, our unique business model and the platform we have built around it provide real value to our customers,” said Lei Xia, president of SinoHub. “Because of financial limitations in the past, we have just barely scratched the surface of the $120 billion market in which we operate. The funds from this PIPE round and our new status as a U.S. public company will better enable the company to pursue the vast opportunities that are ahead of us.”

SinoHub’s early VMI customers were in the mobile phone and network equipment sectors. Rapidly advancing technology, particularly related to mobile phones, has made it nearly impossible for design houses and factories to adequately procure necessary components efficiently. By utilizing SinoHub’s financing capability, manufacturers are able to grow more rapidly and take on orders that would otherwise have to be turned away. The SinoHub SCM platform enables suppliers, SinoHub and the manufacturer to see the status of each project in real time, thereby providing a compelling competitive advantage to its customers.

About SinoHub
SinoHub, Inc. was founded in 2000 by veteran entrepreneur Harry Cochran and electronic component industry veteran Lei Xia to facilitate the electronics revolution in China by providing world-class services and transparent information access for all participants in the electronic components supply chain in China. For more information, please visit our Web site at www.sinohub.com.

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Cautionary Statement Regarding Forward-looking Information

The statements contained in this press release that are not historical facts are forward-looking statements under the federal securities laws. Such statements include, but are not limited to, the company’s expectation of taking better advantage of their opportunity. Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict.  Actual outcomes and results may differ materially from what is expressed in, or implied by, such forward-looking statements.  SinoHub undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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